EXHIBIT 11
                       U S WEST MEDIA GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                   June 30,
                                               1996        1995*
EARNINGS PER COMMON SHARE: (1)               ---------  ----------
Net income (loss)                             ($10,992)    $25,454
Less preferred dividends                           855         854
Earnings (loss) available for common        ----------  ----------
  share calculation                           ($11,847)    $24,600
                                            ==========  ==========

Weighted average common shares outstanding     473,593     470,414
                                            ==========  ==========

Earnings (loss) per common share                ($0.03)      $0.05
                                            ==========  ==========

                                               Six Months Ended
                                                   June 30,
                                               1996        1995*
                                             ---------  ----------
EARNINGS PER COMMON SHARE: (1)
                                               ($8,075)    $39,824
Net income (loss)                                1,709       1,681
Less preferred dividends                    ----------  ----------
Earnings (loss) available for common           ($9,784)    $38,143
  share calculation                         ==========  ==========

                                               473,298     469,490
Weighted average common shares outstanding  ==========  ==========

Earnings (loss) per common share                ($0.02)      $0.08
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11
                       U S WEST MEDIA GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                  June 30,
EARNINGS PER COMMON AND COMMON                 1996        1995*
  EQUIVALENT SHARE: (1)                      ---------  ----------
Net income (loss)                             ($10,992)    $25,454
Less preferred dividends                           855         854
Earnings (loss) available for common        ----------  ----------
  share calculation                           ($11,847)    $24,600
                                            ==========  ==========

Weighted average common shares outstanding     473,593     470,414
Incremental shares from assumed
  exercise of stock options                      1,138         612
                                            ----------  ----------
     Total common shares                       474,731     471,026
                                            ==========  ==========
Earnings (loss) per common and common
  equivalent share                              ($0.03)      $0.05
                                            ==========  ==========

                                               Six Months Ended
                                                   June 30,
EARNINGS PER COMMON AND COMMON                 1996        1995*
  EQUIVALENT SHARE: (1)                      ---------  ----------
Net income (loss)                              ($8,075)    $39,824
Less preferred dividends                         1,709       1,681
Earnings (loss) available for common        ----------  ----------
  share calculation                            ($9,784)    $38,143
                                            ==========  ==========

Weighted average common shares outstanding     473,298     469,490
Incremental shares from assumed
  exercise of stock options                      1,287         515
                                            ----------  ----------
     Total common shares                       474,585     470,005
                                            ==========  ==========
Earnings (loss) per common and common
  equivalent share                              ($0.02)      $0.08
                                            ==========  ==========

<F1>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.

EXHIBIT 11
                       U S WEST MEDIA GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Three Months Ended
                                                   June 30,
EARNINGS PER COMMON SHARE - ASSUMING           1996        1995*
   FULL DILUTION: (1) (2)                    ---------  ----------
Net income (loss)                             ($10,992)    $25,454
Less preferred dividends                           855         854
Earnings (loss) available for common        ----------  ----------
  share calculation                           ($11,847)    $24,600
                                            ==========  ==========


Weighted average common shares outstanding     473,593     470,414

Incremental shares from assumed
  exercise of stock options                      1,137         664
                                            ----------  ----------
     Total common shares                       474,730     471,078
                                            ==========  ==========
Earnings (loss) per common share -
  assuming full dilution                        ($0.03)      $0.05
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.
<F3>
(2) The effects of converting the Liquid Yield Option Notes (LYONS) are excluded from the fully diluted earnings per common share calculation due to their anti-dilutive effect.

EXHIBIT 11
                       U S WEST MEDIA GROUP
             Computation of Earnings Per Common Share
             (In Thousands, Except Per Share Amounts)

                                              Six Months Ended
                                                  June 30,
EARNINGS PER COMMON SHARE - ASSUMING           1996        1995*
   FULL DILUTION: (1) (2)                    ---------  ----------
Net income (loss)                              ($8,075)    $39,824
Less preferred dividends                         1,709       1,681
Earnings (loss) available for common        ----------  ----------
  share calculation                            ($9,784)    $38,143
                                            ==========  ==========

Weighted average common shares outstanding     473,298     469,490

Incremental shares from assumed
  exercise of stock options                      1,286         668
                                            ----------  ----------
     Total common shares                       474,584     470,158
                                            ==========  ==========
Earnings (loss) per common share -
  assuming full dilution                        ($0.02)      $0.08
                                            ==========  ==========

<F1>
* Pro forma
<F2>
(1) Effective November 1, 1995, each share of U S WEST, Inc. common stock was converted into one share each of U S WEST Communications Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 has been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.
<F3>
(2) The effects of converting the Liquid Yield Option Notes (LYONS) are excluded from the fully diluted earnings per common share calculation due to their anti-dilutive effect.